                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND AMONG

                            GOODNOISE CORPORATION,

                           ATLANTIS VENTURES CORP.,

                             GN ACQUISITION CORP.

                          TIDEWATER ENTERPRISES LTD.

                                      AND

                                 John A. Xinos

                           Dated as of May 11, 1998

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 11, 1998 by and among GoodNoise Corporation, a Delaware corporation ("GoodNoise"), Atlantis Ventures Corp., a Florida corporation ("Atlantis"), GN Acquisition Corp., a Delaware corporation ("Sub"), and Tidewater Enterprises Ltd., a British Columbia corporation, and John A. Xinos (together the "Principal Shareholder").

     The parties agree as follows:

     1.  THE MERGER.

         1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
              ----------
subject to and upon the terms and conditions of this Agreement, Sub shall be merged into GoodNoise (the "Merger), the separate corporate existence of Sub shall cease and GoodNoise shall continue as the surviving corporation and as a wholly-owned subsidiary of Atlantis. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2  Effective Time.  Unless this Agreement is earlier terminated
              --------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Section 6, at the offices of Gray Cary Ware & Freidenrich, LLP, 400 Hamilton Avenue, Palo Alto, California, unless another place or time is agreed to in writing by Atlantis and GoodNoise. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (or like instrument) in the form attached hereto as Exhibit A with the Secretary of
                                                ---------
State of the State Delaware (the "Merger Articles"), in accordance with the applicable provisions of Delaware law (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time").

         1.3  Effect of the Merger.  At the Effective Time, the effect of the
              --------------------
Merger shall be as provided in the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Sub and GoodNoise shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and GoodNoise shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4  Articles of Incorporation,  Bylaws.  As of the Effective Time, the
              ----------------------------------
Articles of Incorporation and Bylaws of Atlantis shall be amended to read as set forth in Exhibits B-1 and B-2 hereto and the form of Indemnity Agreement set
         ------------     ---
forth in Exhibit B-3 shall have been approved by the shareholders of Atlantis.
         -----------
The Certificate of Incorporation and Bylaws of GoodNoise shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         1.5  Directors and Officers.  Directors of the Surviving Corporation
              ----------------------
and Atlantis immediately after the Effective Time shall be the directors of GoodNoise immediately

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prior to the Effective Time, each to hold the office in accordance with the provisions of applicable laws and the Bylaws of the Surviving Corporation and Atlantis, respectively, until their successors are duly qualified and elected. The officers of Surviving Corporation immediately after the Effective Time shall be the officers of GoodNoise and Atlantis immediately prior to the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation and Atlantis, respectively.

         1.6  Conversion of GoodNoise Common Stock.
              ------------------------------------
              (a) At the Effective Time, each share of GoodNoise Common Stock, par value $0.001 per share ("GoodNoise Common Stock"), upon the terms and subject to the conditions set forth below shall be converted automatically into
1.18 shares (the "Exchange Ratio") of Atlantis Common Stock par value $0.01 per share ("Atlantis Common Stock").

              (b) At the Effective Time, any outstanding options or warrants (collectively, "GoodNoise Options") to acquire GoodNoise Common Stock, will be, in connection with the Merger, assumed by Atlantis. Each GoodNoise Option so assumed or replaced by Atlantis under this Agreement shall continue to have, and be subject to, the same terms and conditions, including vesting (if applicable), set forth in the respective GoodNoise Option agreements immediately prior to the Effective Time, except that (A) such assumed or replaced GoodNoise Option will be exercisable for that number of whole shares of Atlantis Common Stock equal to the product obtained by multiplying the number of shares of GoodNoise Common Stock that were issuable upon exercise of such assumed or replaced GoodNoise Option immediately prior to the Effective Time, by the Exchange Ratio, rounded down to the nearest whole number of shares of Atlantis Common Stock and (B) the per share exercise price for the shares of Atlantis Common Stock issuable upon exercise of such assumed or replaced GoodNoise Option shall be equal to the quotient obtained by dividing the exercise price per share of GoodNoise Common Stock at which such assumed or replaced GoodNoise Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that any GoodNoise Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), shall remain "incentive stock options" following the Effective Time. GoodNoise Options shall be assumed in accordance with the rules of Section 424(a) of the Code, and the regulations promulgated thereunder, and such rules shall apply even with respect to options that are not "incentive stock options."

              (c) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Atlantis Common Stock or GoodNoise Common Stock), reorganization, recapitalization or other like charge with respect to Atlantis Common Stock or GoodNoise Common Stock occurring after the date hereof.

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

              (d) No fractional share of Atlantis Common Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up to the nearest whole share of Atlantis Common Stock.

              (e) Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.7  Surrender of Certificates.
              -------------------------

              (a)  Exchange Agent. The Corporate Secretary of Atlantis shall
                   --------------
serve as exchange agent (the "Exchange Agent") in the Merger.

              (b)  Atlantis to Provide Cash and Common Stock. Promptly after the
                   -----------------------------------------
Effective Time, Atlantis shall make available to the Exchange Agent for exchange in accordance with this Section, the shares of Atlantis Common Stock issuable pursuant to Section 1.6(b) in exchange for all of the outstanding shares of GoodNoise Common Stock.

              (c)  Exchange Procedures. On or after the Closing Date, the
                   -------------------
holders of GoodNoise Common Stock will surrender the certificates representing their GoodNoise Common Stock (the "GoodNoise Stock Certificate") to Atlantis for cancellation together with a letter of transmittal in such form and having such provisions that Atlantis reasonably requests. Promptly following the Effective Time, Atlantis will issue to the such stockholders certificates for the number of shares of Atlantis Common Stock to which such stockholders are entitled pursuant to Section 1.6.

              (d)  Transfers of Ownership. If any certificate for shares of
                   ----------------------
Atlantis Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered or if any cash is to be delivered to a person other than the person whose name is on the certificate surrendered, it will be a condition to the issuance and/or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Atlantis or any agent designated by it any transfer or other taxes required by reason or the issuance of a certificate for shares of Atlantis Common Stock or the delivery of any cash in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Atlantis or any agent designated by it that such tax has been paid or is not payable.

              (e)  No Liability. Notwithstanding anything to the contrary in
                   ------------
this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Atlantis Common Stock or GoodNoise Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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

         1.8  No Further Ownership Rights in GoodNoise Common Stock.  All shares
              -----------------------------------------------------
of Atlantis Common Stock issued upon the surrender for exchange of shares of GoodNoise Common Stock in accordance with the terms hereof, and any cash paid in respect thereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of GoodNoise Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of GoodNoise Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, GoodNoise Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

         1.9  Lost, Stolen or Destroyed Certificates.  In the event any
              --------------------------------------
certificates evidencing shares of GoodNoise Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to
Section 1.6; provided, however, that Atlantis may, in its discretion and as a
             --------  -------
condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond or indemnity in such sum as it may reasonably direct against any claim that may be made against Atlantis or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.10  Tax Consequences.  It is intended by the parties hereto that the
               ----------------
Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Each party has consulted with its own tax advisors with respect to the tax consequences of the Merger.

         1.11  Taking of Necessary Action; Further Action.  If, at any time
               ------------------------------------------
after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of GoodNoise, the officers and directors of GoodNoise and Atlantis are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     2.  REPRESENTATIONS AND WARRANTIES OF ATLANTIS AND THE
         PRINCIPAL SHAREHOLDER.

     Each of Atlantis and the Principal Shareholder hereby, jointly and severally, represents and warrants to GoodNoise, subject to such exceptions as are specifically disclosed in the Atlantis Disclosure Schedule (referencing the appropriate Section and paragraph numbers) supplied by Atlantis and the Principal Shareholder to GoodNoise (the "Atlantis Disclosure Schedule") and dated as of the date hereof, as follows:

         2.1  Organization of Atlantis.  Each of Atlantis and Sub is a
              ------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida and Delaware, respectively. Each has the corporate power to own its properties and to carry on its business as proposed to be conducted following the Effective Date. Atlantis is duly qualified to

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

do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of Atlantis (hereinafter referred to as a "Material Adverse Effect"). GoodNoise has delivered a true and correct copy of its Articles of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, each as amended to date, to GoodNoise. Christof Koumbis is the sole director and officers of Atlantis and Sub. Neither Atlantis nor Sub has ever has never conducted any operations.

         2.2  Atlantis Capital Structure.
              --------------------------

              (a) The authorized capital stock of Atlantis consists of 200,000,000 shares of authorized Common Stock, par value $0.01 per share, of which 3,700,000 shares are issued and outstanding and 500,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding. Atlantis Common Stock is held by the persons, with the domicile addresses and in the amounts set forth on Section 2.2(a) of the Atlantis Disclosure Schedule. All outstanding shares of Atlantis Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Atlantis or any agreement to which Atlantis is a party or by which it is bound and have been issued in compliance with federal and state securities laws. Atlantis has no other capital stock authorized, issued or outstanding.

              (b) Atlantis has outstanding warrants granted as of May 8, 1998 originally entitling the holders thereof to purchase a total of up to 500,000 shares of Atlantis Common Stock until three months following the completion of the Merger at an exercise price of $1.00 per share (the "Atlantis Warrants"). The Atlantis Warrants have been exercised as to 200,000 shares. Except for the Atlantis Warrants, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Atlantis or any of its shareholders is a party or by which Atlantis or any of its shareholders is bound obligating Atlantis or any of its shareholders to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Atlantis or obligating Atlantis to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Atlantis. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of Atlantis.

              (c) The shares of Atlantis Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

              (d) The Atlantis Common Stock has been duly approved for quotation on the NASD OTC Bulletin Board.

         2.3  Subsidiaries.  Atlantis does not have, and has never had, any
              ------------
subsidiaries or affiliated companies other than Sub and does not otherwise

                                       5
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own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Atlantis owns all of the outstanding securities of Sub.

         2.4  Authority.  Each of Atlantis, Sub and the Principal Shareholder
              ---------
has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Atlantis and Sub, and no further action is required on the part of Atlantis, Sub or the Principal Shareholder to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which Atlantis, Sub or the Principal Shareholder is a party have been duly executed and delivered by Atlantis or such Principal Shareholder, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of Atlantis or such Principal Shareholder, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

         2.5  Conflict.  The execution and delivery of this Agreement and any
              --------
Related Agreements to which it is a party by Atlantis, Sub and the Principal Shareholder do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of Atlantis or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Atlantis, Sub or the Principal Shareholder or any of their respective properties or assets are subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Atlantis, Sub or the Principal Shareholder or their respective properties or assets.

         2.6  Consents.  No consent, waiver, approval, order or authorization
              --------
of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with Atlantis or Sub (so as not to trigger any Conflict), is required by or with respect to Atlantis or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Atlantis or Sub or the Principal Shareholder is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under

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

applicable securities laws thereby, and (ii) the filing of the Merger Articles with the Secretary of State of the Delaware.

         2.7  Atlantis Financial Statements. Atlantis has provided GoodNoise
              -----------------------------
with a copy of it's audited balance sheets as of March 13, 1998, December 31, 1997 and December 31, 1996 and the related audited statements of operations, stockholders' equity and cash flow for the periods then ended (the "Audited Financials") and Atlantis's unaudited balance sheet of April 1998 and the related unaudited statements of income and cash flow for the period from March 13, 1998 to such date (the "Unaudited Financials"). The Audited Financials and the Unaudited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Unaudited Financials do not contain all the notes that may be required by GAAP). The Audited Financials and Unaudited Financials present fairly the financial condition, operating results and cash flows of Atlantis as of the dates and during the periods indicated therein, subject in the case of the Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance.

         2.8  No Undisclosed Liabilities.  Atlantis and Sub do not have any
              --------------------------
liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP).

         2.9  No Changes.  Since inception of Atlantis, there has not been,
              ----------
occurred or arisen any:

              (a) transaction, commitment or obligation by Atlantis of any kind other than the stock and warrant issuances described in paragraph (b) hereof;

              (b) issuance or sale, or contract to issue or sell, by Atlantis of any shares of Atlantis Common Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except for the issuance of 3,700,000 shares of Atlantis Common Stock and the issuance of the Atlantis Warrants;

              (c) negotiation or agreement by Atlantis or any officer or employees thereof to do any of the things described in the preceding clauses (a) or (b) (other than negotiations with GoodNoise and its representatives regarding the transactions contemplated by this Agreement).

         2.10  Restrictions on Business Activities. There is no agreement
               -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which Atlantis is a party or otherwise binding upon Atlantis which has or may have the effect of prohibiting or impairing any business practice of Atlantis or the Surviving Corporation, any acquisition of property (tangible

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or intangible) by Atlantis or the Surviving Corporation or the conduct of business by Atlantis or the Surviving Corporation.

         2.11  Agreements, Contracts and Commitments.  Atlantis is not a party
               -------------------------------------
to nor is it bound by any contracts, obligations or agreements or any kind. Atlantis is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which Atlantis is a party or by which it is bound (collectively a "Contract"), nor is Atlantis or the Principal Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Atlantis has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals as are required in connection with the Merger.

         2.12  Litigation.  There is no action, suit or proceeding of any nature
               ----------
pending, or, to Atlantis's or the Principal Shareholder's knowledge, threatened, against Atlantis, its properties or any of its officers or directors, nor, to the knowledge of Atlantis or the Principal Shareholder, is there any reasonable basis therefor. There is no investigation pending or, to Atlantis's or the Principal Shareholder's knowledge threatened, against Atlantis, its properties or any of its officers or directors (nor, to the best knowledge of Atlantis or the Principal Shareholder, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Atlantis or any subsidiary to conduct its operations as presently or previously conducted.

         2.13  Minute Books.  The minutes of Atlantis made available to counsel
               ------------
for GoodNoise are the only minutes of Atlantis and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of Atlantis and its shareholders or actions by written consent since the time of incorporation of Atlantis.

         2.14  Brokers' and Finders' Fees: Third Party Expenses.  Atlantis has
               ------------------------------------------------
not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

         2.15  Compliance with Laws.  Atlantis has complied with, is not in
               --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.16  Complete Copies of Materials.  Atlantis has delivered or made
               ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by GoodNoise or its counsel.

         2.17  Representations Complete.  None of the representations or
               ------------------------
warranties made by Atlantis or the Principal Shareholder (as modified by the Atlantis Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by Atlantis or the Principal Shareholder pursuant to this Agreement or finished in or in connection with documents mailed or delivered to the shareholders of Atlantis for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.  REPRESENTATIONS AND WARRANTIES OF GOODNOISE.

     GoodNoise represents and warrants to Atlantis as follows:

         3.1  Organization Standing and Power.  GoodNoise is a corporation duly
              -------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. GoodNoise has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of GoodNoise to consummate the transactions contemplated hereby.

         3.2  Authority.  GoodNoise has all requisite corporate power and
              ---------
authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GoodNoise except that the Merger must be approved by the stockholders of GoodNoise. This Agreement has been duly executed and delivered by GoodNoise and constitutes, and the Related Agreements, when duly executed and delivered by GoodNoise, will constitute the valid and binding obligations of GoodNoise, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3  Capital Structure.
              -----------------

              (a) The authorized stock of GoodNoise consists of 10,000,000 shares of Common Stock, $0.001 par value, of which 9,207,500 shares are issued and outstanding. All such shares of GoodNoise have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders shares of Common Stock under applicable securities laws and except to the extent that certain of such shares are subject to a right of repurchase in favor of GoodNoise relating to a vesting schedule based upon continued service to GoodNoise.

              (b) Except for options to purchase 1,540,000 shares of Common Stock granted pursuant to the GoodNoise 1998 Stock Option Plan (the "GoodNoise Option Plan"), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which GoodNoise or any of its stockholders is a party or by which GoodNoise or any of its stockholders is bound obligating GoodNoise or any of its stockholders to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of GoodNoise. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to GoodNoise.

         3.4  Conflict.  The execution and delivery of this Agreement and any
              --------
Related Agreements to which it is a party by GoodNoise do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of GoodNoise, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which GoodNoise or any of its properties or assets are subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GoodNoise or its properties or assets.

         3.5  Consents.  No consent, waiver, approval, order or authorization
              --------
of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with GoodNoise (so as not to trigger any Conflict), is required by or with respect to GoodNoise in connection with the execution and delivery of this Agreement and any Related Agreements to which GoodNoise is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Articles with the Secretary of State of the Delaware.

        3.6  GoodNoise Financial Statements.  GoodNoise has furnished Atlantis
             ------------------------------
with a true and complete copy of its unaudited balance sheet as of March 31, 1998 (the "GoodNoise Financials"). The GoodNoise Financials present fairly the financial condition of GoodNoise as of the date indicated therein, subject, to year-end adjustments.

         3.7  Restrictions on Business Activities.  Other than license and other
              -----------------------------------
restrictions included in agreements entered into in the ordinary course of business, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which GoodNoise is a party or otherwise binding upon GoodNoise which has or may have the effect of prohibiting or impairing any business practice of GoodNoise or the Surviving Corporation, any acquisition of property (tangible or intangible) by GoodNoise or the Surviving Corporation or the conduct of business by GoodNoise or the Surviving Corporation.

         3.8  Agreements, Contracts and Commitments.  GoodNoise is in compliance
              -------------------------------------
with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which GoodNoise is a party or by which it is bound (collectively a "Contract"), nor is GoodNoise aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. GoodNoise has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals as are required in connection with the Merger.

         3.9  Litigation.  There is no action, suit or proceeding of any nature
              ----------
pending, or, to GoodNoise's knowledge, threatened, against GoodNoise, its properties or any of its officers or directors, nor, to the knowledge of GoodNoise, is there any reasonable basis therefor. There is no investigation pending or, to GoodNoise's knowledge threatened, against GoodNoise, its properties or any of its officers or directors (nor, to the best knowledge of GoodNoise, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of GoodNoise to conduct its operations as presently or previously conducted.

         3.10  Minute Books.  The minutes of GoodNoise made available to counsel
               ------------
for Atlantis are the only minutes of GoodNoise and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of GoodNoise and its shareholders or actions by written consent since the time of incorporation of GoodNoise.

         3.11  Brokers' and Finders' Fees: Third Party Expenses.  GoodNoise has
               ------------------------------------------------
not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

         3.12  Compliance with Laws.  GoodNoise has complied with in all
               --------------------
material respects, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         3.13  Complete Copies of Materials.  GoodNoise has delivered or made
               ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Atlantis or its counsel.

         3.14  Representations Complete.  None of the representations or
               ------------------------
warranties made by GoodNoise (as modified by the GoodNoise Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by GoodNoise pursuant to this Agreement or finished in or in connection with documents mailed or delivered to the shareholders of GoodNoise for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     4.  CONDUCT PRIOR TO THE EFFECTIVE TIME.

         4.1 Conduct of Business of GoodNoise. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, GoodNoise agrees that it shall not:

              (a) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except if in connection therewith, it negotiates a proportionate adjustment in the Exchange Ratio.

              (b) cause or permit any amendments to its Articles of Incorporation or Bylaws; or

              (c) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 above, or any other action that would prevent GoodNoise from performing or cause GoodNoise not to perform its covenants hereunder.

         4.2 Conduct of Business of Atlantis. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Atlantis agrees that it shall not:

              (a) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock (other than shares issued upon exercise of the Atlantis Warrants) or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except if in connection therewith, it negotiates a proportionate adjustment in the Exchange Ratio;

              (b) enter into any contract, arrangement or obligation of any kind;

              (c) cause or permit any amendments to its Articles of Incorporation or Bylaws; or

              (d) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2 above, or any other action that would prevent Atlantis from performing or cause Atlantis not to perform its covenants hereunder.

     5.  ADDITIONAL AGREEMENTS.

         5.1  Sale of Shares.  The parties hereto acknowledge and agree that the
              --------------
shares of Atlantis Common Stock issuable to the stockholders of GoodNoise pursuant to Section 1.6 (the "Merger Shares") shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for the Merger Shares shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

         5.2  Stockholder Approval.  GoodNoise and Atlantis shall promptly
              --------------------
submit this Agreement and the transactions contemplated hereby to their stockholders for approval and adoption as required by law. The Principal Shareholder agrees to vote in favor of the Merger.

         5.3  Access to Information.  Each party shall afford the other and its
              ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of such party's properties, books, contracts, commitments and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of such party as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4  Confidentiality.  Each party acknowledges that in the course of
              ---------------
the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers or employees (or outside legal, financial or accounting advisors) who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer or who are subject to ethical restrictions on disclosure which protects the Confidential Information of the Disclosing Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

              (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

              (b) is, or through no act or failure to act of the Receiving Party becomes, publicly known;

              (c) is received by the Receiving Party from a third party without restriction on disclosure (although this exception shall not apply if such third party is itself violating a confidentiality obligation by making such disclosure);

              (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

              (e) is approved for release by written authorization of the Disclosing Party; or

              (f) is required to be disclosed by a Government Body to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

         5.5  Expenses.  Whether or not the Merger is consummated, all fees and
              --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. The costs and expenses incurred by Atlantis in connection with the Merger in excess of $10,000 shall be considered costs and expenses of the shareholders of Atlantis and shall be borne by such shareholders and not Atlantis or the Surviving Corporation.

         5.6  Public Disclosure.  Unless otherwise required by law, prior to the
              -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Atlantis and GoodNoise prior to release, provided that such approval shall not be unreasonably withheld.

         5.7  Consents.  Each party shall use its best efforts to obtain the
              --------
consents, waivers and approvals as may be required in connection with the Merger so as to preserve all rights of, and benefits to, such party following the Merger.

         5.8  Reasonable Effort.  Subject to the terms and conditions provided
              -----------------
in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.9  Notification of Certain Matters.  Each party shall give prompt
              -------------------------------
notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.10  Additional Documents and Further Assurances.  Each party hereto,
               -------------------------------------------
at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     6.  CONDITIONS TO THE MERGER.

         6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
              ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a)  No Injunctions or Restraints; Illegality. No temporary
                   ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

              (b)  Governmental Approval.  Approvals from Governmental Entities
                   ---------------------
(if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained.

              (c)  Litigation.  There shall be no bona fide action, suit, claim
                   ----------
or proceeding of any nature pending, or overtly threatened, against the Atlantis or GoodNoise, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

              (d)  Warrant Exercise.  The Atlantis Warrants shall have been
                   ----------------
exercised as to not less than 200,000 shares of Atlantis Common Stock.

              (e)  Minimum Asset Value.  Effective as of the Closing and
                   -------------------
assuming that $10,000 has been previously paid for expenses as permitted hereunder, Atlantis shall have not less than $690,000 of cash and shall have no commitments, obligations or liabilities, whether fixed, accrued or contingent, other than as set forth in this Agreement.

         6.2  Additional Conditions to Obligations of GoodNoise.  The
              -------------------------------------------------
obligations of GoodNoise to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by GoodNoise:

              (a)  Representations, Warranties and Covenants.  The
                   -----------------------------------------
representations and warranties of Atlantis, Sub and the Principal Shareholder in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Atlantis, Sub the Principal Shareholder shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.
              (b)  Claims.  There shall not have occurred any claims (whether or
                   ------
not asserted in litigation) of any kind which may adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of Atlantis or GoodNoise.

              (c)  Articles, Bylaws.  The Articles of Incorporation, Bylaws and
                   ----------------
form of Indemnity Agreement attached as Exhibits B-1, B-2, and B-3 shall have been approved by the shareholders of Atlantis.

              (d)  Certificate of President.  GoodNoise shall have been provided
                   ------------------------
with a certificate executed on behalf of Atlantis by its President to the effect that, as of the Effective Time:

                   (i) all representations and warranties made by the Atlantis, Sub and the Principal Shareholder in this Agreement are true and correct in all material respects;

                   (ii) all covenants and obligations of this Agreement to be performed by the Atlantis, Sub and the Principal Shareholder on or before such date have been so performed in all material respects.

                   (iii) the conditions set forth in Section 6.1 and 6.2 have been satisfied.

              (e) Officers and Directors. The officers and directors of Atlantis shall have submitted written resignations effective as of the Closing and the officers and directors of GoodNoise shall have been appointed as the officers and directors of Atlantis effective as of the Closing.

         6.3  Additional Conditions to the Obligations of Atlantis.  The
              ----------------------------------------------------
obligations of Atlantis to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Atlantis:

              (a)  Representations, Warranties and Covenants.  The
                   -----------------------------------------
representations and warranties of GoodNoise in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and GoodNoise shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

              (b)  Claims.  There shall not have occurred any claims (whether or
                   ------
not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a material adverse effect on GoodNoise.

              (c)  Third Party Consents.  Any and all consents, waivers, and
                   --------------------
approvals required by GoodNoise shall have been obtained.

              (d)  No Material Adverse Changes.  There shall not have occurred
                   ---------------------------
any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of GoodNoise since the date of this Agreement.

              (e)  Certificate of GoodNoise.  Atlantis shall have been provided
                   ------------------------
with a certificate executed on behalf of GoodNoise by its President to the effect that, as of the Effective Time:

                   (i) all representations and warranties made by GoodNoise in this Agreement are true and correct in all material respects; and

                   (ii) all covenants and obligations of this Agreement to be performed by GoodNoise on or before such date have been so performed in all material respects.

                   (iii) the provisions set forth in Section 6.3 have been satisfied.

     7.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         7.1  Survival of Representations and Warranties.  Atlantis' and the
              ------------------------------------------
Principal Shareholder's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the thirty-six (36) month anniversary of the Effective Time; provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2 hereof, shall survive until the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax.

         7.2  Indemnity.  Atlantis and the Principal Shareholder jointly and
              ---------
severally agree to indemnify and hold GoodNoise and its stockholders prior to the Effective Time (the "GoodNoise Stockholders"), and the officers, directors and affiliates of GoodNoise harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Atlantis, GoodNoise, the GoodNoise stockholders or the Surviving Corporation, or its officers, directors, or affiliates, directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of Atlantis, Sub, or the Principal Shareholder contained in this Agreement, or (ii) any failure by Atlantis, Sub or the Principal Shareholder to perform or comply with any covenant contained in this Agreement. The shareholders of Atlantis shall not have any right of contribution from Atlantis with respect to any Loss claimed after the Effective Time. Nothing herein shall limit the liability of Atlantis, Sub or the Principal Shareholder for any breach of any representation, warranty or covenant if the Merger does not close.

         7.3  Indemnity Claims.  In the event of any Loss, Atlantis or the
              ----------------
GoodNoise Representative, as hereinafter defined, shall deliver to the Shareholder Representative a certificate signed by any officer of Atlantis or the GoodNoise Representative (an "Officer's Certificate"): (A) stating that Atlantis has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. In the event such claim is not contested by the Shareholder Representative, Atlantis shall promptly issue to the GoodNoise Stockholders, in proportion to the number of shares of GoodNoise Common Stock held by each immediately prior to the Effective Time, new shares of Atlantis Common Stock with an aggregate value equal to such Losses. For the purposes of determining the number of shares of Atlantis Common Stock to be delivered as indemnity pursuant to this Section 7, the shares of Atlantis Common Stock shall be valued at $0.143 per share.

         7.4  Objections to Claims.  For a period of thirty (30) days after
              --------------------
delivery of an Officer's Certificate to the Shareholder Representative, Atlantis shall make no delivery to the GoodNoise Stockholders of any new Atlantis Common Stock unless Atlantis shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, Atlantis shall make delivery of shares of Atlantis Common Stock in accordance with Section 7.3 hereof, provided, however, that no
                                                    --------  -------
such delivery may be made if the Shareholder Representative shall object in a detailed written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Atlantis prior to the expiration of such thirty (30) day period.

         7.5  Resolution of Conflicts; Arbitration.
              ------------------------------------

              (a) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate within thirty
(30) days after delivery of such Officer's Certificate, the Shareholder Representative and the GoodNoise Representative shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and the GoodNoise Representative should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

              (b) If no such agreement can be reached after good faith negotiation, either the Shareholder Representative or the GoodNoise Representative may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to the GoodNoise Representative and the Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, the GoodNoise Representative and the Shareholder Representative cannot mutually agree on one arbitrator the GoodNoise Representative and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

              (c) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

         7.6  Third-Party Claims.  In the event the GoodNoise Representative
              ------------------
becomes aware of a third-party claim which Atlantis believes may result in a Claim, the GoodNoise Representative shall notify the Shareholder Representative of such claim, and the Shareholder

Representative shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Atlantis shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Shareholder
--------  -------
Representative, no settlement of any such claim with third-party claimants shall be determinative of the number of shares issuable pursuant to Section 7.3. In the event that the Shareholder Representative has consented to any such settlement, the shareholders of Atlantis shall have no power or authority to object to the amount of any claim by the GoodNoise Stockholders with respect to such settlement.

         7.7  Shareholder Representative.
              --------------------------

              (a) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder of Atlantis, the Principal Shareholder shall be appointed as agent and attorney-in-fact (the "Shareholder Representative") for each such shareholder, for and on behalf of shareholders, to give and receive notices and communications, to authorize delivery to the GoodNoise Stockholders of shares of Atlantis Common Stock in satisfaction of Claims, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the shareholders of Atlantis prior to the Effective Time (the "Atlantis Shareholders") from time to time upon not less than thirty (30) days prior written notice to Atlantis; provided, however, that the Shareholder
                                  --------  -------
Representative may not be removed unless holders of a two-thirds interest of the Atlantis Shareholders agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by approval of the holders of a majority in interest of the Atlantis Shareholders. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Atlantis Shareholders.

              (b) A decision, act, consent or instruction of the Shareholder Representative shall be final, binding and conclusive upon each of the Atlantis Shareholders, and Atlantis may rely upon any such decision, act, consent or instruction of the Shareholder Representative.

         7.8  GoodNoise Representative.
              ------------------------

              (a) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder of GoodNoise, Gene Hoffman shall be designated as the representative of the holders of GoodNoise Common Stock outstanding prior to the Effective Time (the "GoodNoise Representative"). The GoodNoise Representative shall be appointed as agent and attorney-in-fact for each such stockholder, for and on behalf of stockholders, to give and receive notices and communications, to approve any resolution of any matter with respect to any Losses, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the GoodNoise Representative for the accomplishment of the foregoing. Such agency may be changed by the GoodNoise Stockholders from time to time upon not less than thirty (30) days prior written notice to the Shareholder Representative and Atlantis; provided, however, that the GoodNoise
                             -----------------
Representative may not be removed unless holders of a two-thirds interest of the GoodNoise Stockholders agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by approval of the holders of a majority in interest of the GoodNoise Stockholders. No bond shall be required of the GoodNoise Representative, and the GoodNoise Representative shall not receive compensation for his or her services. Notices or communications to or from the GoodNoise Representative shall constitute notice to or from each of the GoodNoise Stockholders.

              (b) A decision, act, consent or instruction of the GoodNoise Representative shall be final, binding and conclusive upon each of the GoodNoise Stockholders, and Atlantis and may rely upon any such decision, act, consent or instruction of the GoodNoise Representative.

              (c) Without limiting the authority of the GoodNoise Representative as granted above, the holders of a majority of the shares held by the GoodNoise Stockholders shall have the right, on behalf of all of the GoodNoise Stockholders, to amend or waive any rights of the GoodNoise Stockholders under this Section 7.

     8.  TERMINATION, AMENDMENT AND WAIVER.

         8.1  Termination.  Except as provided in Section 8.2, this Agreement
              -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

              (a)  by mutual consent of GoodNoise and Atlantis;

              (b) by Atlantis or GoodNoise if (i) the Effective Time has not occurred by May 15, 1998; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

              (c) by either party if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Atlantis' ownership or operation of any portion of the business of GoodNoise or
(ii) compel Atlantis or GoodNoise to dispose of or hold separate all or a portion of the business or assets of GoodNoise or Atlantis as a result of the Merger;

              (d) by GoodNoise if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Atlantis, Sub or the Principal Shareholder and such breach has not been cured within ten (10) calendar days after written notice to Atlantis; provided, however, that, no cure
                                                --------  -------
period shall be required for a breach which by its nature cannot be cured;

              (e) by Atlantis if neither it nor Sub or the Principal Shareholder is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of GoodNoise and such breach has not been cured within ten (10) calendar days after written notice to GoodNoise; provided, however, that no cure period shall be required
                     -----------------
for a breach which by its nature cannot be cured.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2  Effect of Termination.  In the event of termination of this
              ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Atlantis or GoodNoise, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.4, 5.5 and 5.6, Section 9 and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

         8.3  Amendment.  This Agreement may be amended by the parties hereto at
              ---------
any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4  Extension; Waiver.  At any time prior to the Effective Time,
              -----------------
Atlantis, GoodNoise and the Principal Shareholder, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      9. GENERAL PROVISIONS.

         9.1  Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however,
                                                           --------
that notices sent by mail will not be deemed given until received:

              (a)  if to Atlantis or the Principal Shareholder, to:

                         Venture Law Corporation
                         688 West Hastings Street, Suite 618
                         Vancouver, BC, V6B 1P1
                         Attention: Alixe B. Cormick
                         Telephone No.: (604) 659-9188
                         Facsimile No.: (604) 659-9178

              (b)  if to GoodNoise or the GoodNoise Representative, to:

                         GoodNoise Corporation
                         Palo Alto, CA 94303
                         Attention: President
                         Telephone No.: (650) 322-8910
                         Facsimile No.: (650) 654-0211

                         with a copy to:

                         Gray Cary Ware & Freidenrich
                         400 Hamilton Avenue
                         Palo Alto, CA 94301-1852
                         Telephone No: (650)328-6561
                         Facsimile No.: (650)327-3699
                         Attention:  Peter M. Astiz, Esq.


         9.2  Interpretation.  The words "include," "includes" and "including"
              --------------
when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4  Entire Agreement; Assignment.  This Agreement, the Exhibits hereto
              ----------------------------
and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

         9.5  Severability.  In the event that any provision of this Agreement
              ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6  Other Remedies.  Except as otherwise provided herein, any and all
              --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         9.8  Rules of Construction.  The parties hereto agree that they have
              ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ATLANTIS VENTURES CORP.                 GOODNOISE CORPORATION


By:            /s/                      By:             /s/
   ------------------------------          -----------------------------

TIDEWATER ENTERPRISES LTD.              GN ACQUISITION CORP.


By:            /s/                      By:             /s/
   ------------------------------          -----------------------------

JOHN A. XINOS

               /s/
---------------------------------